UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2015

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KRISPY KREME DOUGHNUTS, INC.
(Exact name of registrant as specified in its charter)

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North Carolina	001-16485	56-2169715
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification
of incorporation)		No.)

370 Knollwood Street, Winston-Salem, North Carolina 27103
(Address of principal executive offices)

Registrant’s telephone number, including area code: (336) 725-2981

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officer; Compensatory Arrangements of Certain Officers.

(b)

On March 17, 2015, Togo D. West, Jr., a Class I director with a term expiring at the 2015 annual meeting of shareholders, informed the Board of Directors (the “Board”) of Krispy Kreme Doughnuts, Inc. (the “Company”) that he will retire at the end of his current term and therefore will not stand for reelection to the Board at the Company’s 2015 annual meeting of shareholders, scheduled to be held June 17, 2015. Mr. West’s decision not to stand for reelection is the result of his retirement and is not related to any disagreement with the Company’s operations, policies, or practices.

Mr. West joined the Board in 2000, and the Company thanks Mr. West for over fourteen years of service in successfully guiding the Company through multiple important phases in its history. The Company is extremely appreciative for Mr. West’s thought leadership and strong guidance as a long-time member and past chair of both the Compensation Committee and the Nominating and the Corporate Governance Committee.

On March 23, 2015, Michael H. Sutton, a Class III director with a term expiring at the 2017 annual meeting of shareholders, informed the Board that he has decided to retire from the Board, effective at the Company’s 2015 annual meeting, and therefore Mr. Sutton submitted his resignation effective June 17, 2015. Mr. Sutton’s decision to resign from the Board is the result of his retirement and is not related to any disagreement with the Company’s operations, policies, or practices.

Mr. Sutton joined the Board in 2004 and provided over a decade of exceptional service to the Board during a critical period for the Company. The Company is especially grateful to Mr. Sutton for providing critical oversight of financial reporting during a transitional time for the Company, and the Company benefited greatly from Mr. Sutton’s stature, integrity, and experience in helping to lead the Audit Committee of the Board.

Through their service on the Board, Messrs. West and Sutton made many valuable contributions to the Company that will benefit the Company for many years to come. As a result of Mr. West’s decision not to stand for reelection and Mr. Sutton’s resignation, the size of the Board will be decreased by two directors effective as of June 17, 2015. As part of the Company’s board succession planning, during the past twelve months the Board appointed two new independent directors, Tim E. Bentsen and Carl E. Lee, Jr., to the Board in addition to appointing Company Chief Executive Officer Tony Thompson to the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRISPY KREME DOUGHNUTS, INC.

By	/s/ Douglas R. Muir
	Name:	Douglas R. Muir
	Title:	Chief Financial Officer

Date: March 23, 2015